Exhibit 99.1

1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com

News Release

Belden Announces Acquisition of OTN Systems N.V., Increased Guidance for Fourth Quarter 2020

St. Louis, Missouri – January 19, 2021 - Belden Inc. (NYSE: BDC), a leading global supplier of specialty networking solutions, today announced that it has entered into a definitive agreement to acquire privately held OTN Systems N.V., a leading provider of automation networking infrastructure solutions, for approximately $71 million, net of cash acquired. The transaction is expected to close in the first quarter 2021, subject to customary closing conditions, and will be financed with cash on hand, which was approximately $500 million at the end of 2020. Separately, the Company increased its revenue and EPS guidance for the fourth quarter 2020.

OTN Systems N.V. Acquisition Highlights

•Supports one of Belden’s key strategic priorities related to the growing demand for industrial automation by adding proprietary technology and mission-critical hardware and software products for more complete end-to-end solutions;
•Accelerates Belden’s Customer Innovation Center (CIC) initiatives with advanced solution selling and customer consulting capabilities, allowing the Company to bid on a wider array of projects;
•Offers meaningful business synergies in the product, technology and commercial areas;
•Provides expected revenues of approximately $35 - $40 million in the first full year of ownership; and
•Dilutive to GAAP EPS by approximately ($0.12 - $0.09), and accretive to adjusted EPS by approximately $0.10 - $0.13 in the first full year of ownership.

Headquartered in Olen, Belgium, OTN Systems is a leading provider of easy to use and highly-reliable network solutions tailored for specific applications in harsh, mission-critical environments. OTN Systems’ value-added technology allows customers to easily build, maintain, and monitor complex networks in growing industrial markets, such as Process, Power Transmission, and Mass Transit. Belden and OTN Systems have a commercial partnership dating back to 2017.
“We are extremely excited to welcome the talented OTN Systems team to the Belden family,” said Roel Vestjens, President and CEO of Belden. “The business is uniquely well-positioned for success given its numerous market growth drivers and portfolio of innovative networking products and technologies. This is a very compelling acquisition for Belden that provides additional opportunities for profitable growth in our Industrial Solutions business.”

Fourth Quarter 2020 Guidance Update

“Demand trends improved in the fourth quarter, and I am pleased to report that revenues and earnings exceeded our expectations. We continue to execute the strategic plans that we articulated at our Investor Day in December, including the planned divestitures, which we expect to drive significantly improved business performance and shareholder returns. We intend to provide 2021 guidance when we report fourth quarter and full year 2020 results in February,” said Mr. Vestjens.

The Company now expects fourth quarter 2020 revenues to be $494 - $499 million, compared to prior guidance of $460 - $485 million. For the full year ending December 31, 2020, the Company now expects revenues to be $1.858 - $1.863 billion, compared to prior guidance of $1.824 - $1.849 billion.

The Company now expects fourth quarter 2020 GAAP EPS to be $0.42 - $0.47, compared to prior guidance of $0.13 - $0.28. For the full year ending December 31, 2020, the Company now expects GAAP EPS of $1.28 - $1.33, compared to prior guidance of $0.99 - $1.14.

The Company now expects fourth quarter 2020 adjusted EPS to be $0.85 - $0.90, compared to prior guidance of $0.63 - $0.78. For the full year ending December 31, 2020, the Company now expects adjusted EPS of $2.70 - $2.75, compared to prior guidance of $2.47 - $2.62.

Earnings per Share (EPS)

All references to EPS within this earnings release refer to income from continuing operations per diluted share attributable to Belden common stockholders.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the condensed consolidated financial statements included in this release and have been published to the investor relations section of the Company’s website at http://investor.belden.com.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
2020 EARNINGS GUIDANCE

	Year Ended	Three Months Ended
	December 31, 2020	December 31, 2020

GAAP income from continuing operations per diluted share attributable to Belden common stockholders	$1.28 - $1.33	$0.42 - $0.47
Amortization of intangible assets	1.15	0.32
Severance, restructuring, and acquisition integration costs	0.27	0.11
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$2.70 - $2.75	$0.85 - $0.90

Our guidance for income from continuing operations per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

BELDEN INC.
RECONCILIATION OF NON-GAAP MEASURES
OTN EARNINGS GUIDANCE

First Full
Year of Ownership

GAAP loss from continuing operations per diluted share attributable to Belden common stockholders	($0.12) - ($0.09)
Amortization of intangible assets	0.09
Purchase accounting effects related to acquisition	0.08
Severance, restructuring, and acquisition integration costs	0.05
Adjusted income from continuing operations per diluted share attributable to Belden common stockholders	$0.10 - $0.13

Our guidance for income from continuing operations per diluted share attributable to Belden common stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed under "Forward-Looking Statements" in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Forward-Looking Statements
This release and any statements made by us concerning the subject matter of this release may contain forward-looking statements, including our expectations for the to be reported fourth quarter and full-year 2020 and the results of our restructuring program. Forward-looking statements also include any statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. In some cases these statements are identifiable through the use of words such as “anticipate,” “believe,” “estimate,” “forecast,” “guide,” “expect,” “intend,” “plan,” “project,” “target,” “can,” “could,” “may,” “should,” “will,” “would” and similar expressions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including, without limitation: the lack of certainty as to the duration and magnitude of the impact of COVID-19 and the economic recovery from that impact; the results of the Company’s impairment analysis, which could reduce EPS, adjusted EPS, and various other financial metrics; the presence of substitute products in the marketplace; the inability of the Company to develop and introduce new products and competitive responses to our products; the increased prevalence of cloud computing; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); the inability to achieve our strategic priorities in emerging markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; foreign and domestic political, economic and other uncertainties, including changes in currency exchange rates; changes in tax laws and variability in the Company’s quarterly and annual effective tax rates; the impact of a challenging global economy or a downturn in served markets; the impact of changes in global tariffs and trade agreements; difficulty in forecasting revenue due to the unpredictable timing of orders related to customer projects; the competitiveness of the global markets in which we operate; volatility in credit and foreign exchange markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the inability to obtain components in sufficient quantities on commercially reasonable terms; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruption of, or changes in, the Company’s key distribution channels; the inability to retain senior management and key employees; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; the impact of regulatory requirements and other legal compliance issues; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 11, 2020, as well as enhancements made to our risk factors throughout the year, including as disclosed in our first quarter 2020 Form 10-Q filed with the SEC on May 4, 2020. Although the content of this release represents our best judgment as of the date of this report based on information currently available and reasonable assumptions, we give no assurances that the expectations will prove to be accurate. Deviations from the expectations may be material. For these reasons, Belden cautions readers to not place undue reliance on these forward-looking statements, which speak only as of the date made. Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden
Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial and enterprise markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today's applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.
Contact:
Belden Investor Relations
314-854-8054
Investor.Relations@Belden.com